Exhibit 2.1 - Description of Registered Securities

The following is a description of each class of securities of Fury Gold Mines Limited. (the "Company," "we," "us," or "our") that is registered under Section 12 of the Securities Exchange Act of 1934, as amended, and does not purport to be complete. For a complete description of the terms and provisions of such securities, refer to the Company's articles of incorporation, which are incorporated herein by reference to Exhibits 1.1 to the Company's Annual Report on Form 20-F filed with the U.S. Securities and Exchange Commission on April 30, 2024. This summary is qualified in its entirety by reference to these documents.

Description of Capital Structure

The Company's authorized share capital consists of an unlimited number of Common Shares and an unlimited number of preferred shares in the capital of the Company (none of which has been allotted or issued). We currently have only one class of issued and outstanding shares, which have identical rights in all respects and rank equally with one another.

Attributes of Common Shares

Each Common Share entitles the holder to: (i) one vote at all meetings of shareholders (except meetings at which only holders of a specified class of shares are entitled to vote); (ii) receive, subject to the holders of another class of shares, any dividend declared by the Board; and (iii) receive, subject to the rights of the holders of another class of shares, the remaining property of Fury Gold on the liquidation, dissolution or winding up of Fury Gold, whether voluntary or involuntary, or for the purposes of a reorganization or otherwise or upon any distribution of capital, on a pro-rata basis. No pre-emptive, redemption, sinking fund or conversion rights are attached to the Common Shares.

Authorized Preferred Shares- Nil issued

Preferred Shares are authorized to be issued from time to time in one or more series, and the Board may fix from time to time before such issue the number of Preferred Shares, the designation, rights and privileges attached thereto including any voting rights, dividend rights, redemption, purchase or conversion rights, sinking fund or other provisions. Preferred Shares generally rank in priority over Common Shares and any other shares ranking by their terms junior to the Preferred Shares as to dividends and return of capital upon, liquidation, dissolution or winding up of the Company or any other return of capital or distribution of the assets of the Company.

Incorporation

The Company was incorporated under the Business Corporations Act (British Columbia) (as currently in effect) (the "Act") on June 9, 2008. Our British Columbia incorporation number is BC0827202.

Objects and Purposes of Our Company

Our Articles do not contain a description of the Company's objects and purposes. We are entitled under the Act to carry on all lawful businesses which can be carried on by a natural person.

Conflicts of Interest and Director Compensation

The directors of the Company manage and supervise the management of the affairs and business of the Company and have authority to exercise all such powers of the Company as are not, under the Act or by our Articles, required to be exercised by the Company's shareholders.

Under our Articles, any director or senior officer who holds any office or possesses any property, right or interest that could result, directly or indirectly, in the creation of a duty or interest that materially conflicts with that individual's duty or interest as a director or senior officer, must disclose the nature and extent of the conflict as required by the Act. Such director or senior officer that has a disclosable interest in a contract shall be liable to account to the Company for any profits that accrue to the director or senior officer under or as a result of the contract or transaction unless disclosure is made thereof and the contract or transaction is approved in accordance with the provisions of the Act. A director is not allowed to vote on any transaction or contract with the Company in which he or she has a disclosable interest unless all directors have a disclosable interest in that transaction or contract, in which case all of these directors may vote on such resolution.

The directors are entitled to the remuneration for acting as directors, if any, as the directors may from time to time determine, or, if the directors so decide, as determined by the shareholders of the Company. If any director performs any professional or other services for the Company that in the opinion of the directors are outside the ordinary duties of a director, or if any director is otherwise specially occupied in or about the Company's business, he or she may be paid remuneration fixed by the directors, or, at the option of that director, fixed by a resolution passed at a meeting of shareholders by a simple majority (an "ordinary resolution"), and such remuneration may be either in addition to, or in substitution for, any other remuneration that he or she may be entitled to receive. A director or senior officer does not hold a disclosable interest in a contract or transaction merely because the contract or transaction relates to the remuneration of the director or senior officer in that person's capacity as director, officer, employee or agent of the Company or of an affiliate of the Company.

Pursuant to our Articles, If the Act does not specify the type of resolution and the Articles do not specify another type of resolution, the Company may by directors' resolution or by special resolution, in each case as determined by the directors, alter the Articles.

Borrowing Powers

The Company, if authorized by the directors, may:

(a) borrow money in the manner and amount, on the security, from the sources and on the terms and conditions that they consider appropriate;

(b) issue bonds, debentures and other debt obligations either outright or as security for any liability or obligation of the Company or any other person and at such discounts or premiums and on such other terms as the directors consider appropriate;

(c) guarantee the repayment of money by any other person or the performance of any obligation of any other person; and

(d) mortgage, charge, whether by way of specific or floating charge, grant a security interest in, or give other security on, the whole or any part of the present and future assets and undertaking of the Company.

The powers conferred under this Borrowing Powers Part shall be deemed to include the powers conferred on a company by Division VII of the Special Corporations Powers Act being chapter P-16 of the Revised Statutes of Quebec, 1988, and every statutory provision that may be substituted therefor or for any provision therein.

Qualifications of Directors

Under our Articles, a director is not required to hold common shares as qualification for his or her office but must be qualified as required by the Act to become, act or continue to act as a director. There are no age limit requirements pertaining to the retirement or non-retirement of directors of the Company.

Procedures to Alter Share Rights

Subject to the Act, the directors may from time to time, by resolution, if none of the Preferred shares of any particular series are issued, alter the Articles of the Company and authorize the alteration of the Notice of Articles of the Company, as the case may be, to do one or more of:

(a) determine the maximum number of shares of that series that the Company is authorized to issue, determine that there is no such maximum number, or alter any such determination;

(b) create an identifying name for the shares of that series, or alter any such identifying name;

(c) attach special rights or restrictions to the shares of that series, including, but without limiting or restricting the generality of the foregoing, the rate or amount of dividends (whether cumulative, non-cumulative or partially cumulative), the dates and places of payment thereof, the consideration for, and the terms and conditions of, any purchase for cancellation or redemption thereof (including redemption after a fixed term or at a premium), conversion or exchange rights, the terms and conditions of any share purchase plan or sinking fund, restrictions respecting payment of dividends on, or the repayment of capital in respect of, any other shares of the Company and voting rights and restrictions; or alter any such special rights or restrictions; but no such special right or restriction shall contravene the provisions of below two subclauses.

(i) The holders of Preferred shares shall be entitled, on the liquidation or dissolution of the Company, whether voluntary or involuntary, or on any other distribution of its assets among its shareholders for the purpose of winding up its affairs, to receive, before a distribution is made to the holders of Common shares or any other shares of the Company ranking junior to the Preferred shares with respect to repayment of capital on the liquidation or dissolution of the Company, whether voluntary or involuntary, or on any other distribution of its assets among its shareholders for the purpose of winding up its affairs, the amount paid up with respect to each Preferred share held by them, together with the fixed premium (if any) thereon, all accrued and unpaid cumulative dividends (if any and if preferential) thereon, which for such purpose shall be calculated as if such dividends were accruing on a day-to-day basis up to the date of such distribution, whether or not earned or declared, and all declared and unpaid non-cumulative dividends (if any and if preferential) thereon. After payment to the holders of Preferred shares of the amounts so payable to them, they shall not, as such, be entitled to share in any further distribution of the property or assets of the Company except as specifically provided in the special rights and restrictions attached to any particular series.

(ii) Except for such rights relating to the election of directors on a default in payment of dividends as may be attached to any series of the Preferred shares by the directors, holders of Preferred shares shall not be entitled, as such, to receive notice of, or to attend or vote at, any general meeting of shareholders of the Company.

Meetings

Each director holds office until our next annual general meeting or until his or her office is earlier vacated in accordance with our Articles or with the provisions of the Act. A director appointed or elected to fill a vacancy on the Fury Gold Mines Limited Board also holds office until our next annual general meeting. The Articles provide that our annual meetings of shareholders must be held at least once in each calendar year and not more than 15 months after the last annual general meeting at such time and place as the Austin Gold Board may determine; provided that, in the case of our first annual meeting of shareholders, such meeting must only be held within 18 months after our date of incorporation. The Company's directors may, at any time upon proper notice, call a meeting of our shareholders. Pursuant to the Act, shareholders who hold in the aggregate at least five percent of our issued shares that carry the right to vote at a general meeting may, in accordance with the Act, requisition a general meeting of shareholders for the purposes stated in the requisition. Our Articles state that in addition to those persons who are entitled to vote at a meeting of the shareholders, the only other persons entitled to be present at the meeting are the directors, the president (if any), the secretary (if any), the assistant secretary (if any), any lawyer for the Company, the auditor of the Company and any persons invited to be present at the meeting by the directors. Pursuant to the Act, shareholders, who hold in aggregate five percent of the issued and outstanding shares, may requisition a general meeting for the purpose of transacting any business that may be transacted at a general meeting.

Under our Articles, subject to the special rights and restrictions attached to the shares of any class or series of shares, the quorum for the transaction of business at a meeting of shareholders is two persons present or represented by proxy, who in the aggregate, hold at least 25% of the issued shares entitled to be voted at the meeting.

Limitations on Ownership of Securities

Except as provided in the Investment Canada Act (Canada), there are no limitations specific to the rights of non-Canadians to hold or vote our common shares under the laws of Canada or British Columbia or in the Company's charter documents.

Change in Control

There are no provisions in our Articles that would have the effect of preventing a change in the control of the Company, and that would operate only with respect to a merger, acquisition, arrangement or corporate restructuring involving the Company or its subsidiaries.

Ownership Threshold

Our Articles and the Act do not contain any provisions governing the ownership threshold above which shareholder ownership must be disclosed.

Listing

Our common shares are listed for trading on the NYSE American LLC and Toronto Stock Exchange under the symbol FURY.